SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 24, 2011

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street, Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On March 28, 2011, The Female Health Company (the "Company") filed a Current Report on Form 8-K under this Item 5.07 to report the results of its Annual Meeting of Shareholders held on March 24, 2011 (the "Annual Meeting").  The Company is filing this amendment to that Form 8-K to disclose the Company's decision in light of the vote at the Annual Meeting regarding how frequently the Company will include a shareholder vote on the executive compensation of the Company's named executive officers.

In accordance with the shareholder voting results, in which every "Three Years" received the highest number of votes cast on the frequency proposal, and the Board of Directors' recommendation in the Proxy Statement for the Annual Meeting, the Company's Board of Directors has determined that future shareholder non-binding advisory votes on executive compensation will occur every three years.  Accordingly, the next shareholder non-binding advisory vote on executive compensation will be held at the Company's 2014 Annual Meeting of Shareholders.  The next required shareholder non-binding advisory vote regarding the frequency interval will be held in six years at the Company's 2017 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY
Date:  July 15, 2011
BY  /s/ Donna Felch
Donna Felch, Vice President and
Chief Financial Officer